Exhibit 99.1

United States Diesel-Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(66,360)
Unrealized Gain (Loss) on Market Value of Futures	(190,785)
Dividend Income	4,505
Interest Income	6,845
Total Income (Loss)	$(245,795)

Expenses
General Partner Management Fees	$3,631
Professional Fees	3,982
Brokerage Commissions	525
Non-interested Directors' Fees and Expenses	62
Prepaid Insurance Expense	67
NYMEX License Fee	91
SEC & FINRA Registration Expense	620
Total Expenses	8,978
Expense Waiver	(4,440)
Net Expenses	$4,538
Net Income (Loss)	$(250,333)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/18	$7,341,344
Net Income (Loss)	(250,333)

Net Asset Value End of Month	$7,091,011
Net Asset Value Per Share (350,000 Shares)	$20.26

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612